UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
____________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported)
December 10, 2014
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RAINMAKER SYSTEMS, INC.
(Exact name of registrant as specified in its charter)
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Delaware
(State or other jurisdiction of incorporation)
000-28009	33-0442860
(Commission File Number)	(IRS Employer Identification No.)
900 East Hamilton Ave. Campbell, CA	95008
(Address of principal executive offices)	(Zip Code)
(408) 626-3800
(Registrant's telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report.)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events
Item 8.01 – Other Events.
As previously disclosed in the Company’s Quarterly Report on Form 10-Q filed with the Commission on November 19, 2014, the Company received a notification of disposition of collateral from the collateral agent for the holders of the Company’s Convertible Notes and Supplemental Notes notifying the Company that a foreclosure sale of all or substantially all of the Company’s assets would take place on December 4, 2014.  Upon completion of this sale the Company would no longer be able to continue as a going concern and would immediately cease operations.

On December 10, 2014, the Company received formal notice from the collateral agent and the holders of a majority of the outstanding principal amount of the Company’s Convertible Notes and Supplemental Notes that the foreclosure sale was rescinded and that the foreclosure sale has been rescheduled for January 15, 2015, to allow the Company and the note holders additional time to continue their workout discussions.

CAUTIONARY STATEMENT -- Certain information in this Current Report on Form 8-K is forward-looking. Forward-looking information is based on management's estimates, assumptions and projections, and is subject to significant uncertainties and other factors, many of which are beyond the Company’s control, including the outcome of our workout discussions with the holders of our Convertible Notes and Supplemental Notes. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management.

Section 9 - Financial Statements and Exhibits
Item 9.01 - Financial Statements and Exhibits.
(d) Exhibits. None.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAINMAKER SYSTEMS, INC.
(Registrant)

December 10, 2014	By: /s/ Bryant Tolles, III
Date	Name: Bryant Tolles, III
Title: Chief Financial Officer